Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports First-Quarter 2023 Financial Results
First-Quarter GAAP Net Income Attributable to Common Stock of $114 Million,
or $0.47 Per Diluted Share

Private Education Loan Originations Increase 12% from Year-Ago Quarter to $2.4 Billion

Improved Credit Performance Compared with Fourth-Quarter 2022;
Private Education Loan Net Charge-offs of 2.1% for the First-Quarter

Sallie Mae Bank First-Quarter Liquidity Ratio of 19.7%,
up from 17.2% in the Year-Ago Quarter

The Company Expects to Close $2 Billion Loan Sale in Early May

NEWARK, Del., April 26, 2023 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released first-quarter 2023 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, April 27, 2023, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

Participants may also register for the earnings conference call. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@salliemae.com

Sallie Mae Reports First-Quarter 2023 Financial Results

First-Quarter GAAP Net Income Attributable to Common Stock of $114 Million,
or $0.47 Per Diluted Share

Private Education Loan Originations Increase 12% from Year-Ago Quarter to $2.4 Billion

Improved Credit Performance Compared with Fourth-Quarter 2022;
Private Education Loan Net Charge-offs of 2.1% for the First-Quarter

Sallie Mae Bank First-Quarter Liquidity Ratio of 19.7%, up from 17.2% in the Year-Ago Quarter

The Company Expects to Close $2 Billion Loan Sale in Early May

“We delivered strong first-quarter results highlighted by our highest level of originations in the company’s history. Despite disruption in the banking industry, we believe our balance sheet and liquidity position are solid and credit performance is improving. We believe this momentum has us well-positioned to further execute on our strategic priorities and return shareholder value.”

Jonathan Witter, CEO, Sallie Mae

First-Quarter 2023 Highlights vs. First-Quarter 2022 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $119 million, down 8%.
•Net interest income of $405 million, up 8%.
•Net interest margin was 5.70%, up 41 basis points.
•Private education loan originations of $2.4 billion, up 12%.
•Average private education loans outstanding, net, of $21.8 billion, down less than 1%.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $113 million, compared with a provision of $98 million in the year-ago period.
•Private education loans held-for-investment in forbearance were 1.4% of private education loans held-for-investment in repayment and forbearance, unchanged from 1.4%.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.4%, down from 3.5%.
•Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.1%, up from 1.9%.
•Total operating expenses of $155 million, up from $132 million.

Progress on our Balance Sheet and Capital Allocation:

•No shares of common stock were repurchased under share repurchase programs in the first quarter of 2023, compared to 9.5 million shares repurchased in the year-ago period.
•Paid first-quarter common stock dividend of $0.11 per share, unchanged from the first quarter of 2022.

Investor Contact: Melissa Bronaugh, 571-526-2455 melissa.bronaugh@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the first quarter of 2023, or early in the second quarter of 2023.

Provisions for Credit Losses
   Provision for credit losses in the first quarter of 2023 was $114 million, compared with $98 million in the year-ago quarter. During the first quarter of 2023, the increase in the provision for credit losses was primarily the result of new loan commitments, net of expired commitments, slower prepayment rates, and changes in economic outlook and recovery rates.

Credit Performance
   Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.11%, down from 3.15% in the fourth quarter of 2022, and up from 1.89% in the year-ago quarter.

Liquidity/Deposit Insurance
   At March 31, 2023, Sallie Mae Bank’s liquidity ratio was 19.7%, compared with 17.2% in the year-ago quarter. Sallie Mae Bank calculates its liquidity ratio as the ratio of ending balance Sallie Mae Bank held cash and cash equivalents and available-for-sale investments to Sallie Mae Bank held total assets.

   Approximately 98% of the company’s deposits as of March 31, 2023 are insured by the Federal Deposit Insurance Corporation, up from 97% in the year-ago quarter.

Progress on Balance Sheet and Capital Allocation
   Loan Sales
   The company has reached a preliminary agreement on indicative terms to sell approximately $2.0 billion of its private education loans to an unaffiliated third party. This transaction is expected to close in May 2023.

The following provides guidance on the company’s performance in 2023.

Guidance*
   For 2023, the company expects the following:
•Full-year diluted non-GAAP “Core Earnings” per common share of $2.50 - $2.70.**
•Full-year Private Education Loan originations year-over-year growth of 5% - 6%.
•Full-year total loan portfolio net charge-offs of $345 million - $385 million.
•Full-year non-interest expenses of $610 million - $620 million.

* See page 6 for a cautionary note regarding forward-looking statements.

** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly Financial Highlights

	1Q 2023	4Q 2022	1Q 2022
Income Statement ($ millions)
Total interest income	$638	$584	$465
Total interest expense	233	202	90
Net interest income	405	381	375
Less: provisions for credit losses	114	297	98
Total non-interest income (loss)	22	(41)	22
Total non-interest expenses	157	140	133
Income tax expense (benefit)	37	(19)	37
Net income (loss)	119	(77)	129
Preferred stock dividends	4	3	1
Net income (loss) attributable to common stock	114	(81)	128
Non-GAAP “Core Earnings” adjustments to GAAP(1)	—	—	—
Non-GAAP “Core Earnings” net income (loss) attributable to common stock(1)	$114	$(81)	$128

Ending Balances ($ millions)
Private Education Loans held for investment, net	$20,498	$19,020	$20,586
FFELP Loans held for investment, net	590	607	680
Credit Cards held for investment, net	—	—	25
Deposits	$21,804	$21,448	$21,194
Brokered	10,275	9,877	9,946
Retail and other	11,529	11,571	11,248

Key Performance Metrics
Net interest margin	5.70%	5.37%	5.29%
Yield - Total interest-earning assets	8.97%	8.21%	6.56%
Private Education Loans	10.66%	10.12%	8.38%
Credit Cards	12.28%	7.54%	3.95%
Cost of Funds	3.47%	3.00%	1.35%
Return on Assets (“ROA”)(2)	1.7%	(1.1)%	1.8%
Non-GAAP “Core Earnings” ROA(3)	1.7%	(1.1)%	1.8%
Return on Common Equity (“ROCE”)(4)	30.5%	(18.8)%	27.1%
Non-GAAP “Core Earnings” ROCE(5)	30.5%	(18.8)%	27.1%

Per Common Share
GAAP diluted earnings (loss) per common share	$0.47	$(0.33)	$0.45
Non-GAAP “Core Earnings” diluted earnings (loss) per common share(1)	$0.47	$(0.33)	$0.46
Average common and common equivalent shares outstanding (millions)	244	245	281

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2023 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31,	December 31,
(Dollars in thousands, except share and per share amounts)	2023	2022
Assets
Cash and cash equivalents	$3,716,379	$4,616,117
Investments:
Trading investments at fair value (cost of $41,282 and $47,554, respectively)	51,342	55,903
Available-for-sale investments at fair value (cost of $2,487,749 and $2,554,332, respectively)	2,311,062	2,342,089
Other investments	98,067	94,716
Total investments	2,460,471	2,492,708
Loans held for investment (net of allowance for losses of $1,479,306 and $1,357,075, respectively)	21,087,563	19,626,868
Loans held for sale	26,202	29,448
Restricted cash	181,764	156,719
Other interest-earning assets	13,031	11,162
Accrued interest receivable	1,331,017	1,202,059
Premises and equipment, net	137,890	140,728
Goodwill and acquired intangible assets, net	116,001	118,273
Income taxes receivable, net	337,177	380,058
Tax indemnification receivable	2,858	2,816
Other assets	43,548	34,073
Total assets	$29,453,901	$28,811,029

Liabilities
Deposits	$21,803,666	$21,448,071
Long-term borrowings	5,513,976	5,235,114
Other liabilities	309,164	400,874
Total liabilities	27,626,806	27,084,059
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 437.6 million and 435.1 million shares issued, respectively	87,530	87,025
Additional paid-in capital	1,121,082	1,109,072
Accumulated other comprehensive loss (net of tax benefit of ($25,139) and ($30,160), respectively)	(78,333)	(93,870)
Retained earnings	3,250,478	3,163,640
Total SLM Corporation stockholders’ equity before treasury stock	4,631,827	4,516,937
Less: Common stock held in treasury at cost: 195.4 million and 194.4 million shares, respectively	(2,804,732)	(2,789,967)
Total equity	1,827,095	1,726,970
Total liabilities and equity	$29,453,901	$28,811,029

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2023	2022
Interest income:
Loans	$582,784	$458,044
Investments	11,331	5,479
Cash and cash equivalents	43,483	1,515
Total interest income	637,598	465,038
Interest expense:
Deposits	183,531	49,537
Interest expense on short-term borrowings	3,018	2,875
Interest expense on long-term borrowings	45,981	37,594
Total interest expense	232,530	90,006
Net interest income	405,068	375,032
Less: provisions for credit losses	114,112	98,050
Net interest income after provisions for credit losses	290,956	276,982
Non-interest income:
Gains (losses) on sales of loans, net	(9)	9,881
Gains (losses) on securities, net	1,711	(3,580)
Gains (losses) on derivatives and hedging activities, net	—	(5)
Other income	20,009	15,629
Total non-interest income	21,711	21,925
Non-interest expenses:
Operating expenses:
Compensation and benefits	87,649	71,981
FDIC assessment fees	11,529	5,684
Other operating expenses	55,361	54,341
Total operating expenses	154,539	132,006
Acquired intangible assets amortization expense	2,272	733
Total non-interest expenses	156,811	132,739
Income before income tax expense	155,856	166,168
Income tax expense	37,338	37,356
Net income	118,518	128,812
Preferred stock dividends	4,063	1,275
Net income attributable to SLM Corporation common stock	$114,455	$127,537
Basic earnings per common share	$0.47	$0.46
Average common shares outstanding	241,497	276,977
Diluted earnings per common share	$0.47	$0.45
Average common and common equivalent shares outstanding	243,549	280,654
Declared dividends per common share	$0.11	$0.11

Non-GAAP “Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2023	2022
Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income	$118,518	$128,812
Preferred stock dividends	4,063	1,275
GAAP net income attributable to SLM Corporation common stock	$114,455	$127,537

Adjustments:
Net impact of derivative accounting(1)	—	248
Net tax expense(2)	—	60
Total Non-GAAP “Core Earnings” adjustments to GAAP	—	188
Non-GAAP “Core Earnings” attributable to SLM Corporation common stock	$114,455	$127,725

GAAP diluted earnings per common share	$0.47	$0.45
Derivative adjustments, net of tax	—	0.01
Non-GAAP “Core Earnings” diluted earnings per common share	$0.47	$0.46
(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.